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                                                                     EXHIBIT 21

                           SUBSIDIARIES OF HPSC, INC.
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           Name of Subsidiary                 Jurisdiction of Incorporation
           ------------------                 -----------------------------

Credident, Inc.                                         Canada
American Commercial Finance Corporation                 Delaware
HPSC Funding Corp. I                                    Delaware
HPSC Bravo Funding Corp.                                Delaware


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